Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements on Form S-1 No. 333-151028, Form S-3 Nos. 333-135038, 333-138303 and 333-128332 and Form S-8 No. 127527 of our report dated March 31, 2009, with respect to the consolidated financial statements of Derma Sciences, Inc. included in this Annual Report on Form 10-K for the years ended December 31, 2008 and 2007.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 31, 2009